UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2015

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code   (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operation and Financial Condition.

On August 20, 2015 LSI Industries Inc. ("LSI" or the "Company") issued a press release announcing operating results for the fourth quarter and fiscal year ended June 30, 2015. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On August 19, 2015, the Board of Directors of LSI elected Dennis W. Wells to serve as a director until the next annual meeting of shareholders. Mr. Wells has served as Chief Executive Officer and President of LSI since October 2014. Prior to his service with LSI, Mr. Wells served as the Chief Operating Officer of Glantz Dynamic Solutions, a privately-owned supplier of digital signage supplies and a division of N. Glantz & Son LLC, since 2013. Prior to that, Mr. Wells served as President and General Manager of France, a Scott Fetzer Co., a privately-owned manufacturer and supplier of various signage solutions, from 2009 to 2010 and then as Chief Operating Officer of Fulham, Inc., a privately-owned global manufacturer and supplier of lighting solutions, from 2010 to 2013.

Mr. Wells shall not receive any additional compensation from the Company in connection with his service as a director. There is no arrangement or understanding between Mr. Wells and any other person pursuant to which he was elected as a director of the Company.  There are no transactions in which Mr. Wells has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e)            On August 19, 2015, the Compensation Committee (the "Committee") of the Board of Directors  of LSI established annual salaries and determined cash bonuses for the Company's executive officers as follows:

Name	Fiscal 2015 Cash Bonus	Fiscal 2016 Base Salary (effective 9/1/15)

Dennis W. Wells	$552,500	$547,800
President and Chief Executive Officer

Ronald S. Stowell	$77,581	$392,753
Vice President, Chief Financial Officer &
Treasurer

Shawn M. Toney	$67,524	$331,044
President, and President of
LSI Lighting Segment

David W. McCauley	$62,442	$301,069
President, LSI Graphics Segment
and President, Grady McCauley Inc.

Andrew J. Foerster	$33,000	$287,012
Executive Vice President and
Chief Technology Officer

Bonus payments to Messers. Stowell, Toney, McCauley and Foerster were paid pursuant to LSI's Fiscal Year 2015 Named Executive Officer Incentive Compensation Plan (the "2015 Incentive Plan"). The 2015 Incentive Plan provides for cash bonus awards to the Company's named executive officers that are driven by the achievement of defined key performance indicators which reflect the Registrant's operating results.  A graduated scale of bonus potential stated as a percentage of base salary is identified  at indicated levels of achievement of key performance indicators. Ten percent of the bonus potential for a named executive officer is discretionary and to be determined by subjective measures. As the 2015 Incentive Plan does not apply Mr. Wells, the Committee determined Mr. Wells' incentive compensation in its discretion and pursuant to his employment agreement.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated August 20, 2015, reporting LSI Industries Inc. operating results for the fourth quarter and fiscal year ended June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY:/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
August 21, 2015